As filed with the Securities and Exchange Commission on November 12, 2008 Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 _____________________
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 _____________________
STERLING BANKS, INC. (Exact name of Registrant as specified in its charter) _____________________
New Jersey (State or Other Jurisdiction of Incorporation or Organization)	20-4647587 (I.R.S. Employer Identification No.)
Sterling Banks, Inc. 3100 Route 38 Mount Laurel, NJ 08054 (Address, Including Zip Code, of Registrant’s Principal Executive Offices) _____________________
Sterling Banks, Inc. 2008 Employee Stock Option Plan Sterling Banks, Inc. 2008 Director Stock Option Plan (Full title of plan)
Robert H. King
President and Chief Executive Officer
Sterling Banks, Inc.
3100 Route 38
Mount Laurel, NJ 08054
(856) 273-5900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
_____________________

Copies to: Graham R. Laub, Esquire Dilworth Paxson LLP 1500 Market Street Suite 3500E Philadelphia, PA 19102 (215) 575-7000 _____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
2008 Employee Stock Option Plan Common Stock, par value $2.00 2008 Director Stock Option Plan Common Stock, par value $2.00	300,000 (2) 100,000 (2)	$1.87 $1.87	$561,000 $187,000	$22.05 $7.35 $29.40

(1)   Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, based on $1.87, the average of the high and low prices of the registrant’s common stock as reported on the NASDAQ Capital Market under the symbol “STBK” on November 6, 2008.

(2)    Pursuant to Rule 416, this Registration Statement covers, in addition to the number of shares stated herein, an indeterminate number of shares which may be subject to grant or otherwise issuable by reason of stock splits, stock dividends or similar transactions.

___________________________

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Sterling Banks, Inc. 2008 Employee Stock Option Plan and the Sterling Banks, Inc. 2008 Director Stock Option Plan, as amended, as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the “Prospectus”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, and any amendments thereto, are specifically incorporated by reference in this Registration Statement and made a part hereof:

(a)	The Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2007 (filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2008);

(b)
The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 (filed with the Commission on March 14, 2008 and August 14, 2008, respectively) and Current Reports on Form 8-K dated December 28, 2007, February 12, 2008, April 22, 2008, May 2, 2008, June 24, 2008, August 8, 2008, October 3, 2008, and October 23, 2008 (filed with the Commission on January 4, 2008, February 13, 2008, April 28, 2008, May 6, 2008, June 30, 2008, August 8, 2008, October 8, 2008, and October 24, 2008 respectively); and

(c)
The Registrant’s description of common stock contained in the Registrant’s Registration Statement on Form S-4 (Registration No. 333-133649) filed with the Commission on April 28, 2006, as subsequently amended, and declared effective on November 2, 2006 and any amendment to that form that the Registrant may file in the future for the purpose of updating the description of the Registrant’s common stock.

In addition, all documents filed subsequent to the filing date of this Registration Statement by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement except as indicated herein.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The New Jersey Business Corporation Act (the “Act”) empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of the Act, the term “corporate agent” includes any present or former director, officer, employee or agent of the corporation, and a person serving as a “corporate agent” at the request of the corporation for any other enterprise.

            Section Six of the amended and restated bylaws of the Registrant provides that the Registrant shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

With respect to any derivative action, the Registrant is empowered to indemnify, to the fullest extent permitted by applicable law, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

For both derivative and non-derivative actions, indemnification shall be paid by the Registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or other agent is proper under the circumstances because he has met the applicable standard of conduct, this determination to be made by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or in any other manner authorized by law which the Board of Directors shall direct; provided, however, that to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any such suit, action or proceeding, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with such proceeding.

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall be ultimately determined that he or she is entitled to be indemnified by the corporation as authorized.

Pursuant to the Registrant’s amended and restated bylaws, the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of other corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify the person against such liability under the provisions of the Certificate of Incorporation.

The Registrant maintains a directors and officers liability policy for claims directly against the directors and officers and for claims were the Registrant is required to indemnify directors and officers.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 9.	Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Laurel, State of New Jersey on October 28, 2008.

Sterling Banks, Inc. /s/ Robert H. King Robert H. King President, Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on October 28, 2008 in the capacities indicated. Each person whose signature appears below hereby makes, constitutes and appoints Robert H. King and R. Scott Horner, each with full power to act alone, as his true and lawful attorneys, with full power to sign for each person and in such person’s name and capacity indicated below, and with full power of substitution, any and all amendments to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.

Name	Title	Date

/s/ Robert H. King Robert H. King	President, Chief Executive Officer, and Director (Principal Executive Officer)	October 28, 2008

/s/ R. Scott Horner R. Scott Horner	Executive Vice President, Chief Financial Officer, and Director (Principal Financial Officer)	October 28, 2008

/s/ Dale F. Braun Dale F. Braun	Senior Vice President and Controller (Principal Accounting Officer)	October 28, 2008

/s/ S. David Brandt S. David Brandt, Esquire	Director	October 28, 2008

/s/ Jeffrey Dubrow Jeffrey Dubrow	Director	October 28, 2008

/s/ A. Theodore Eckenhoff A. Theodore Eckenhoff	Director	October 28, 2008

/s/ Benjamin F. Goldman Benjamin F. Goldman	Director	October 28, 2008

/s/ James L. Kaltenbach James L. Kaltenbach, M.D.	Director	October 28, 2008

/s/ G. Edward Koenig, Jr. G. Edward Koenig, Jr.	Director	October 28, 2008

/s/ John J. Maley, Jr. John J. Maley, Jr.	Director	October 28, 2008

______________________________ Luis Rogers	Director	October 28, 2008

/s/ Ronald Sandmeyer Ronald Sandmeyer	Director	October 28, 2008

/s/ Jeffrey P. Taylor Jeffrey P. Taylor	Director	October 28, 2008

______________________________ James W. Yoh, PhD	Director	October 28, 2008

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Dilworth Paxson LLP

10.1	Sterling Banks, Inc. 2008 Employee Stock Option Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed March 31, 2008)

10.2	Sterling Banks, Inc. 2008 Director Stock Option Plan, as amended

23.1	Consent of McGladrey & Pullen, LLP

23.2	Consent of Dilworth Paxson LLP (contained in its opinion filed as Exhibit 5.1)

24.1	Power of Attorney (as set forth on signature page)